EX-99.906CERT
The Dow® Target Variable Fund LLC
December 31, 2009
Section 906 Certifications
John J. Palmer and R. Todd Brockman, respectively, the President and Treasurer of The Dow® Target Variable Fund LLC (the “Registrant”), each certify to the best of his knowledge and belief that:
1.	The Registrant’s report on Form N-CSR for December 31, 2009 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 8, 2010	March 8, 2010
Date	Date

/s/ John J. Palmer John J. Palmer	/s/ R. Todd Brockman R. Todd Brockman
President and Manager	Treasurer
The Dow® Target Variable Fund LLC	The Dow® Target Variable Fund LLC
A signed original of this written statement required by Section 906 has been provided to The Dow® Target Variable Fund LLC and will be retained by The Dow® Target Variable Fund LLC and furnished to the Securities and Exchange Commission or its staff upon request.